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                                                                    Exhibit 99.2

                           AVALONBAY COMMUNITIES, INC.

                              NOTICE OF REDEMPTION
                                       OF
              9.00% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

                            -----------------------
                               CUSIP NO. 053484507

NOTICE IS HEREBY GIVEN that, pursuant to Section 14.6.5 of the Articles of Amendment and Restatement of Articles of Incorporation, as amended (the "Articles of Incorporation"), of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), the Company has called for redemption and will redeem on June 11, 2001 (the "Redemption Date") all of the outstanding shares of its 9.00% Series F Cumulative Redeemable Preferred Stock (the "Preferred Stock") for a redemption price of $25.00 per share, plus $0.1625 in accrued and unpaid dividends thereon to the Redemption Date, for an aggregate redemption price of $25.1625 per share of Preferred Stock (the "Redemption Price"). Redemption of the Preferred Stock is being made at the option of the Company pursuant to
Section 14.6.5(a) of the Articles of Incorporation.

PAYMENT OF THE REDEMPTION PRICE WILL BE MADE UPON PRESENTATION AND SURRENDER OF CERTIFICATES REPRESENTING THE SHARES OF PREFERRED STOCK TO FIRST UNION NATIONAL BANK (THE "AGENT") DURING THE AGENT'S USUAL BUSINESS HOURS AT ONE OF THE FOLLOWING ADDRESSES:

                IF BY MAIL:                          IF BY OVERNIGHT COURIER:                     IF BY HAND:
         First Union National Bank                   First Union National Bank             First Union National Bank
      1525 West W.T. Harris Blvd. 3C3             1525 West W.T. Harris Blvd. 3C3          40 Broad Street, 5th Floor
          Attn: Corporate Trust                        Attn: Corporate Trust                 Attn: Corporate Trust
        Operations/Reorg Services                     Operations/Reorg Services                New York, NY 10004
         Charlotte, NC 28288-1153                    Charlotte, NC 28262-1153

           FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY): (704) 590-7628

               Confirm facsimile by telephone ONLY: (888) 257-9919

Dividends on the Preferred Stock shall cease to accrue on and after the Redemption Date, and holders of Preferred Stock will not have any right as holders of the Preferred Stock other than the right to receive the Redemption Price, without interest, upon presentation and surrender of the Preferred Stock in accordance with this Notice of Redemption.

The method of delivery of certificates representing shares of Preferred Stock to the Agent is at the option and risk of the holder. Holders of shares of Preferred Stock are encouraged to deliver their certificates representing shares of Preferred Stock to the Agent by registered mail with return receipt requested.

If certificates representing shares of Preferred Stock have been lost, misplaced, mutilated or stolen, please promptly contact the Agent at one of the addresses above or by telephone at (704) 590-0394.


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                            IMPORTANT TAX INFORMATION

Under Federal income tax laws, each holder of Preferred Stock is required to provide the Agent (as payer) with such holder's correct tax payer identification number ("TIN") on Form W-9 enclosed with this notice or otherwise establish a basis for exemption from backup withholding. Each holder is required to provide the Agent the TIN (i.e., social security number or employer identification number) of the registered holder. If the shares of Preferred Stock are held in more than one name or are not held in the name of an actual owner, consult the instructions accompanying the enclosed Form W-9 for additional guidance on which number to report.

If the Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments, including payment of the Redemption Price, made to such holder with respect to shares of Preferred Stock redeemed by the Company may be subject to backup withholding.

If backup withholding applies, the Agent is required to withhold 31% of any payments made to the holder. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

If a holder of Preferred Stock surrendering the certificate(s) has not been issued a TIN, and has applied for one or intends to apply for one in the near future, such person should write "Applied For" in the space provided for the TIN in Part I of the Form W-9, and sign and date the Form W-9. If "Applied For" is written in Part I and the Agent is not provided with a TIN within 60 days, the Agent will retain 31% of all payments of the Redemption Price to such person during the sixty (60) day period following the date of the Form W-9. If such person furnishes the Agent with his or her TIN within sixty (60) days of the date of the Form W-9, the Agent shall remit such amounts retained during the sixty (60) day period to such person upon request and no further amounts shall be retained or withheld from payments made to such person thereafter. If, however, such person has not provided the Agent with his or her TIN within such sixty (60) day period, the Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to such person thereafter until such person furnishes a TIN to the Agent.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. U.S. holders exempt from backup withholding should indicate their exempt status on the enclosed Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Agent the applicable Internal Revenue Service Form W-8, properly completed and signed under penalties of perjury, attesting to that holder's exempt status. The applicable Form W-8 can be obtained from the Agent.

Non-U.S. holders of Preferred Stock may incur a U.S. tax liability as a result of the redemption, including under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Additionally, the Agent may be required to withhold a portion of the Redemption Price payable to non-U.S. holders. An income tax treaty may reduce or eliminate the amount of any substantive tax or required withholding applicable to a particular non-U.S. holder. Non-U.S. holders should file the appropriate completed Form W-8, which can be obtained from the Agent, to minimize the amount that will be withheld from any payment of the Redemption Price to them.

Questions relating to redemption of the Preferred Stock may be directed to First Union National Bank at 1-800-829-8432 or to AvalonBay Communities, Inc., Investor Relations at (703) 317-4632.

May 11, 2001                                         AVALONBAY COMMUNITIES, INC.

[IRS Form W-9 Omitted]